(LETTERHEAD OF CAHILL GORDON & REINDEL LLP)










                                September 4, 2003







Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170

             Re: Energy Partners, Ltd. 8 3/4% Senior Notes due 2010

Ladies and Gentlemen:

     We have acted as counsel to Energy Partners, Ltd. (the "Company") in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer set forth in the Registration Statement (the "Exchange Offer"), pursuant to which $150,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2010 (the "Exchange Securities") of the Company will be issued under the Indenture between the Company and Wells Fargo Bank, N.A., as Trustee, dated as of August 5, 2003 (the "Indenture") for a like principal amount of the Company's outstanding 8 3/4% Senior Notes due 2010. The Exchange Securities will be fully and unconditionally guaranteed (the "Exchange Guarantees") on a senior unsecured basis by each of EPL Pipeline, L.L.C., Nighthawk, L.L.C., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC and EPL Pioneer Houston, Inc. (the "Guarantors").

     We have examined such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinions expressed below.

     We advise you that, in our opinion:

          (a) The Exchange Securities have been duly authorized by the Company, and when such Exchange Securities have been executed, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, such Exchange Securities will be legally issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws of general applicability related to or affecting creditors' rights and to general principles of equity.

          (b) The Exchange Guarantees of each of EPL Pipeline, L.L.C. and Delaware EPL of Texas, LLC (the "Delaware Guarantors") have been duly authorized by such Delaware Guarantor and, when the Exchange Securities have been issued, executed, authenticated and delivered by the Company in accordance with the terms of the Indenture and the Exchange Offer, and assuming the due organization or incorporation of Nighthawk, L.L.C., EPL of Louisiana, L.L.C. and EPL Pioneer Houston, Inc. (the "Non-Delaware Guarantors") and the due authorization, execution and delivery of the Indenture by the Non-Delaware Guarantors, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against each such Guarantor in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America. We note that (a) John H. Peper, General Counsel of the Company, has rendered an opinion to the Company, dated the date hereof, as to the due incorporation of EPL Pioneer Houston, Inc. (the "Texas Guarantor") and the due authorization, execution and delivery of the Indenture by the Texas Guarantor and (b) Jackson Walker L.L.P., special counsel to the Company, has rendered an opinion to the Company, dated the date hereof, as to the due organization of each of EPL of Louisiana, L.L.C. and Nighthawk, L.L.C. (the "Louisiana Guarantors") and the due authorization, execution and delivery of the Indenture by the Louisiana Guarantors.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ CAHILL GORDON & REINDEL LLP
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                                          CAHILL GORDON & REINDEL LLP